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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 11, 1994



                               PATTEN CORPORATION
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             (Exact name of registrant as specified in its charter)

      Massachusetts                           0-19292           03-0300793
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(State or other jurisdiction                (Commission      (I.R.S. Employer
 of incorporation)                          File Number)    Identification No.)

5295 Town Center Road, Boca Raton, Florida                         33486
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(Address of principal executive offices)                         (Zip Code)

                                 (407) 391-6336
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              (Registrant's telephone number, including area code)

                                      None
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

On May 11, 1994, the Company through its wholly-owned subsidiary, Patten Receivables Finance Corporation IX, (the "Depositor") sold approximately $27.7 million aggregate principal amount of its mortgage notes receivable (the "Mortgage Pool") to Patten Corporation REMIC Trust, Series 1994-1 (the "1994 REMIC Trust"), which Trust issued four classes of Adjustable Rate REMIC Mortgage Pass-Through Certificates (the "Certificates"). Each Certificate evidences a fractional undivided interest in the Mortgage Pool. The Certificates were issued pursuant to the terms of a Pooling and Servicing Agreement dated as of April 15, 1994 (the "Pooling Agreement") among the Company, the Depositor, Patten Corporation REMIC Trust, Series 1994-1 and First Trust National Association, as trustee. The initial principal balances of the Class A, Class
B and Class C Certificates were $23.3 million, $2.8 million and $1.6 million, respectively. The Class R Certificates have no initial principal balance and do not bear interest. The Class A, Class B and Class C Certificates bear interest at the lesser of (a) the weighted average of the net mortgage rates of certain of the notes in the Mortgage Pool or (b) the London interbank offered rate for six month United States dollar deposits plus a margin of 2.5%, 3.5% and 4.5%, respectively.

The 1994 REMIC Trust is comprised primarily of a pool of fixed and adjustable rate first mortgage loans secured by property sold by the Company. Collections of principal and interest on the Mortgage Pool, net of certain servicing and trustee fees, are remitted to Certificateholders on a monthly basis. The proceeds of collections on the Mortgage Pool are distributed to the Certificateholders in the order of priority specified in the Pooling Agreement, with no payments on the Class C or Class R Certificates until the Class A and Class B Certificates have been paid in full.

On May 11, 1994, the Depositor sold the Class A and Class B Certificates issued under the Pooling Agreement to an institutional investor for aggregate proceeds of $26.0 million in a private placement transaction and retained the Class C and Class R Certificates. A portion of the proceeds from the transaction were used to repay approximately $13.5 million of outstanding debt, including $6.8 million of borrowings under a $10 million credit facility secured by notes receivable, $4.3 million of borrowings under a $20 million credit facility secured by notes receivable and $2.4 million associated with amounts paid to retire securities previously sold pursuant to the Company's 1989 REMIC financing. The balance of the proceeds, after payment of issuance expenses and fees, resulted in an approximate $12.4 million increase in unrestricted cash.

The Company will be paid an annualized servicing fee of .5% of the scheduled principal balance of those notes in the Mortgage Pool on which the periodic payment of principal and interest is collected in full. Under the terms of the Pooling Agreement, the Company has the obligation to repurchase or replace mortgage loans in the Mortgage Pool which did not conform to the Company's representations and warranties at the date of sale. In addition, the Company, as servicer, is required to make advances of delinquent payments to the extent deemed recoverable. The Company has no obligation, however, to repurchase or replace mortgage loans solely due to delinquency.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PATTEN CORPORATION



Date:  May 26, 1994              By:     /S/ ALAN L. MURRAY
                                         ------------------
                                         Alan L. Murray
                                         Treasurer and Chief Financial
                                         (Principal Financial Officer)

Date:  May 26, 1994              By:     /S/ DANIEL C. KOSCHER
                                         ---------------------
                                         Daniel C. Koscher
                                         Vice President, Assistant Secretary
                                         and Chief Accounting Officer
                                         (Principal Accounting Officer)





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